Exhibit 10.19

Confidential Treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as “***”. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.
AGREEMENT No AGREEMENT No MT4/GCG-07
Date: 9 August 2007
This agreement (hereinafter referred to as “the Agreement”) is made by and between Gain Capital Group, LLC with its principal office located at 550 Hills Drive, Bedminster, N.J. 07921 United States duly represented by its Corporate Operating Officer Chris Calhoun (hereinafter referred to as “the Licensee”) and MetaQuotes Software Corp., #28 Parliament Street, P.O. Box CB-12345, Nassau, Bahamas, duly represented by its General Director Renat Fatkhullin (hereinafter referred to as “the Licensor”). The Licensor and the Licensee may herein-below be jointly referred to as lithe Parties’” and each one in particular, as “a Party”.
WHEREAS:
•The Licensor is a legal owner of exclusive property rights and copyright to MetaTrader trading information system, a computer software package (hereinafter referred to as “the System”), properly registered by the Licensor with the Russian Patent and Trademark Office (“Rospatent”) (Certificate No. 200361 1699 dated July 17, 2003), intended for the provision of brokerage service to customers engaged in Internet trading;
•The Licensor is a legal owner of the MetaTrader trademark, properly registered by the Licensor with the Russian Patent and Trademark Office (“Rospatent”) (Certificate No 2003611699 dated July 17’” 2003);
•The Licensee intends to acquire from the Licensor property rights for the use of the System as intended by this Agreement,
NOW, THEREFORE, the Parties have agreed as follows:
1. SUBJECT OF THE AGREEMENT
1.1. The Licensor shall grant the Licensee property rights for the use of the System as intended by this Agreement.
1.2. Licensee shall be entitled to manufacture copies of the System and perform their copying (hereinafter referred to as “the Licensed Number of Copies”) onto computers (servers, workstations, terminals, portable computers and other digital electronic devices), owned by the Licensee and the third parties approved by the Licensor in accordance with the terms and conditions stipulated in this Agreement.
2. DELIVERY SET
•MetaTrader Server (trading server);
•MetaTrader Data Center (proxy server);
•MetaTrader Manager (Manager/Broker workstation);
•MetaTrader Administrator (Administrator workstation);
•MetaTrader (Client terminal);
•MetaTrader4 Manager API, MetaTrader4 Server API, Datafeed API
All the System components shall be delivered in the form of installation distribution disks and the user manuals shall be built into the software.
Further documentation and technical instructions shall be posted on the MetaQuotes Support Center website at http://support.metaquotes.net. MetaQuotes Support Center access accounts shall be provided after the completion of the Registration Questionnaire (Supplement No. 1).

Registration details required for the conclusion of trading server and client terminal provision contracts shall also be provided in the Questionnaire (Supplement No. 1).
3. DELIVERY TIMES AND PROCEDURE
3.1. The System shall be delivered to the Licensee within three weeks following the execution of this Agreement.
3.2. The delivery shall be affected by a transmission of the System over the Internet to the Licensee’s address in accordance with the terms and conditions of this Agreement.
3.3. All the subsequent upgrades of the System shall be conducted automatically via the inbuilt LiveUpdate service from the liveupdate.metaquotes.net authorized server.
3.4. At the Licensee’s choice, the Licensor may perform a remote installation and primary setup of the System server components on the Licensee’s equipment.
4. RIGHTS AND OBLIGATIONS OF THE PARTIES
4.1. The Licensor shall grant the Licensee a right of use of the Licensed Number of Copies of each System component:
•One working copy of the server (MetaTrader Server);
•One backup copy of the server;
•One demo copy of the server (for training accounts of the ‘demo’ group);
•Unlimited number of copies of proxy servers (Meta Trader Data Center);
•Unlimited number of copies of manager terminals (MetaTrader Manager);
•Unlimited number of copies of administrator terminals (MetaTrader Administrator);
•Unlimited number of copies of MetaTrader client terminals.
The Licensee undertakes to use only the above-mentioned copies of the server components of the MetaTrader Server software. Use of additional copies shall be authorized by the Licensor. Copies of the installed server component may be located at the server sites, either leased or owned by the Licensee. No other installations of the server components are permitted, and the Licensee unconditionally agrees that the breach of this term will entitle the Licensor to termination of this Agreement without any conditions or limitations.
4.2. The Licensee shall pay for the right of use of the System in accordance with the provisions of par. 5. The Licensor shall only extend the Licensee’s right of use of the System subject to the Licensee’s compliance with the provisions of par. 5.
4.3. The Licensor undertakes to correct errors identified in the System software. Such errors shall be corrected within a minimal reasonable time, which, however, shall not exceed 3 (three) days from the date of the submission of an error report file to Licensor.
4.4. The Licensor shall provide free twenty-four-hour technical support of the System for the first 6 (six) months of the date of     execution hereof. After the expiration of such 6 (six) months period the technical support shall be provided on a fee basis. The technical support fee might be increased on annual bases.
4.5. Maintenance and warranty service shall be conducted remotely, by transmission and update of the System modules through the LiveUpdate service. In cases where the remote warranty service proves impossible and, as a consequence, the physical presence of the Licensor’s staff at the Licensee’s premises becomes necessary, the related travel and accommodation costs shall be borne by the Licensee.
4.6. The Licensee shall not interfere with the operation of the server components of the LiveUpdate automatic service, which accesses only the Iiveupdate.metaquotes.net server in order to perform the following tasks:
• transmission of notification (the notification details include the name of the company, the server release number and the list of IP addresses attached to the trading server) at the launch of the MetaTrader Server;
• checking and loading of the files of System updates (archived, encrypted and signed with the Licensor’s digital signature);

• transmission of the accumulated error record files in text format (in zip archives). The Licensor guarantees that the LiveUpdate service does not perform any other tasks and does not transmit any other information.
4.7. The Licensor warrants operational efficiency only with respect to the System copies received by the Licensee under this Agreement. Licensee shall accept the delivery of the System with all its in-built components and options.
4.8. As the Licensor does not provide services of an Internet provider or computer equipment installation and monitoring services, it cannot be held liable for any communication and/or equipment failures, delays in reporting of transactions in accounting books or their confirmation or any faults in electric circuits.
4.9. The Licensor shall not be liable for any legal actions or claims of the Licensee’s customers arising from the relations between the Licensee and its customers, relating to the operation of the System or the use by the Licensee and its customers of the Expert Advisors written using the in-built MetaQuotes Language.
4.10. Where the Licensee develops its own software using MetaTrader Server API, it shall obtain Licensor’s written permission for its use in conjunction with the System. Other than this, The Licensor does not guarantee operational efficiency of a System with additional modules developed on the basis of MetaTrader Server API without an expert examination by the Licensor.
4.11. No Licensor’s permit is required for the development by the Licensee of its own software using other MetaTrader API except in the cases where the development is for MetaTrader Server API.
4.12. The Licensor may provide the Licensee with additional White Label licenses for the MetaTrader client terminal subject to execution of an additional Agreement.
4.13. The Licensee consents to posting its corporate name on the Licensor’s web servers in its capacity of the Licensor’s customer.
4.14. The Licensee shall not withhold information directly relating to the Licensor’s copyright and its other proprietary rights in the System.
5. PAYMENT TERMS AND PAYMENT PROCEDURE
5.1. In consideration of the grant to the Licensee of the property rights mentioned in the Agreement, the Licensee shall pay the Licensor a royalty in the amount of *** (***) in accordance with the following schedule:
5.1.1. *** (***) from the date of signing this agreement, and
5.1.2 *** to be paid in installments of *** *** and following each month on the first of each month for the following *** after initial monthly payment.
5.1.3. The cost to offer services to any White Label Partner would be *** (***) per month for technical support fees plus a one-time setup fee of *** (***).
5.2. Payment of the monthly fee for the technical support starts *** after contract execution and is equal to ***.
5.3. Invoices issued by the Licensor are payable within *** days of the date of their receipt. In case of any delay in the payment owed, a penalty is charged at the *** *** per each day of the delay. The total of the penalty cannot exceed the total amount of the payment owed.
5.4. A delay in payment for more than *** after receipt of an invoice shall be considered a material breach of the terms of the     Agreement.
6. EFFECTIVE TERMS OF THE AGREEMENT
6.1. The Agreement shall be deemed to be effective from the moment of its execution by both Parties and shall stay in force until the full discharge by the Parties of their respective obligations.
6.2. The Agreement may be terminated subject to mutual consent of the Parties.
6.3. A material breach of the Agreement by any of the Parties may provide proper grounds for termination by the other Party in a manner prescribed by Russian Federation law law.

7. DISPUTE RESOLUTION
7.1. Any disputes arising between the Parties shall be settled through negotiations between them. In the case where a dispute cannot be resolved through negotiations of the Parties, it shall be resolved in the manner prescribed by the current law of Russian Federation.
7.2. Any other issues which are not addressed by this Agreement shall be governed by the current law of Russian Federation.
8. CONFIDENTIALITY PROVISIONS
8.1. Unless otherwise required by law, the Licensee shall observe the conditions of confidentiality with respect to this Agreement and its specific provisions and recognize their commercial value for the Licensor. On this basis, the Licensee shall not disclose the contents of this Agreement to non-affiliated third parties.
8.2. Each of the Parties agrees that, within the effective term of this Agreement, as well as after its expiration, it will treat as confidential and not use for its own purposes or disclose without the prior written consent of the other Party to any third party any confidential information, including, without limitation, any operational or technical data, know-how or other information, business and strategic plans, discoveries, production methods, designs, financial and accounting information, sales and marketing data, customer lists and information, except for the cases where such information:
• exists in the public domain, or
• if already available to such Party at the moment of its disclosure, or
• subsequently passes into the public domain other than through the violation of this Agreement, or
• is subsequently made available by such Party to a third party in a legal manner as required by law.
8.3. Provisions of this Article 8 shall survive the effective term of this Agreement.
8.4. The Licensee shall be required to obtain preliminary written Licensor’s consent (and the Licensor shall not unreasonably withhold such consent) for the disclosure of Confidential materials to third parties in cases where the Licensee is able to prove that it is liable under the law to proceed to such disclosure due to performance of other obligations unrelated to this Agreement.
9. MATERIALS OWNED BY THE LICENSOR
9.1. The “Materials owned by the Licensor” include:
• Licensor’s technical designs, any upgrades of such materials and any parts of such materials in any form, or
• any other information or data, whether in written, graphical or machine-readable form, relating to Licensor’s technical designs received by the Licensee from the Licensor, or
• Licensor’s technical documentation, articles and news obtained from the MetaQuotes Support Center website (http://support.metaquotes.net).
9.2. The Licensee acknowledges that the Materials owned by the Licensor are confidential proprietary information and constitute assets which are valuable for the Licensor. The Licensee shall not use any Materials owned by the Licensor for any purposes other than for the purposes specifically mentioned in the Agreement.
9.3. The Licensee agrees not to disclose or provide any Materials owned by the Licensor or any part thereof, in any form, to any persons other than its employees and employees of the Licensor, agents and other duly authorized persons. The Licensee agrees to take appropriate steps to perform its obligations under this Agreement with respect to copying, modification, protection and integrity of such Materials owned by the Licensor.
9.4. The Licensee shall not perform any disassembling or decompilation of any program entities of the System or attempt otherwise to create, use or modify any software provided by the Licensor, unless such activities are permitted by the conditions of this Agreement.
9.5. The Licensee’s obligations envisaged by this Article 9 shall survive the effective term of this Agreement and continue in force after its termination.

10. MISCELLANEOUS
10.1. Any amendments to this Agreement shall be invalid unless made in written form and executed by both Parties.
11. DETAILS OF THE PARTIES

THE LICENSEE	THE LICENSOR

GAIN Capital Group, LLC	MetaQuotes Software Corp.

550 Hills Drive	#28 Parliament Street,
Bedminster, NJ 07921	P.O. Box CB-12345,
U.S.A.	Nassau, Bahamas

Tel: 1.908.731.0750	Tel.: +7 843 5700037
Fax: 1.908.731.0788	+ 357 25875 134
Fax: +7 843 5700037 ext. 105

COO: Chris Calhoun	Director: Renat Fatkhullin

/s/ Chris Calhoun

SUPPLEMENT No. 1 REGISTRATION QUESTIONNAIRE

1. General company information
Company name	Gain Capital Group, LLC
Email address of the technical support unit

2. General client terminal information
Full mailing address of the company (country, city, ZIP code, correct address)	550 Hills Drive Bedminster,
N.J. 07921 USA
Telephone/Fax (including the country code)
www.gaincapital.com;
Corporate website	www.forex.com
Full correct name of the terminal	Forex Trader. Meta
Abbreviated name of the terminal	Forex Trader. Meta

3. Technical administrator contact details
Full name	Andrew Haines
Email	ahaines@gaincapital.com
Telephone (including the country code)	908-212-3908 (US)
ICQ / MSN

4. Servers
IP addresses of trading servers (list, separated by commas)	TBD
Default SMTP server	TBD

5. Access accounts of MetaQuotes Support Center
Full name, email and login	Andrew Haines
Neil Wilkinson
Full name, email and login	nwilkinson@gaincapital.com
Ravi Srikantan
Full name, email and login	rsrikantan@gaincapital.com
Passwords will be generated and sent to the indicated emailing addresses.

6. Payment Coordinator
Full name	Dave Cromartie
Email	dcromartie@gaincapital.com
Telephone (including the country code)	908-212-3923
ICQ / MSN